UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2010

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2010, AEP Industries Inc. (the “Company”) entered into a Purchase Agreement and Amendment to Letter Agreement (the “Purchase Agreement”) with KSA Capital Management, LLC (“KSA”), KSA Capital, LLC (“KSA Capital”), certain of KSA’s affiliates (the “Sellers”) and Mr. Daniel D. Khoshaba (KSA, KSA Capital, the Sellers and Mr. Khoshaba, collectively, the “KSA Investors”).

Pursuant to the Purchase Agreement, on August 9, 2010 (the “Closing Date”), the Company purchased 400,476 shares of the Company’s common stock from Sellers for approximately $10.9 million, averaging $27.26 per share, plus brokerage commissions of approximately $8,000.

The Purchase Agreement also provided for Mr. Khoshaba’s resignation from the Company’s Board of Directors, effective as of the Closing Date.

Further, the Purchase Agreement amended that Letter Agreement, dated February 12, 2010, by and among the Company and the KSA Investors; see Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 16, 2010. In particular, the KSA Investors agreed to continue the specified customary standstill provisions and voting agreement through the Company’s 2011 annual meeting of stockholders. The standstill provisions provide, among other things, that the KSA Investors will not (a) engage in or in any way participate in a solicitation of proxies or consents with respect to the Company, (b) initiate any shareholder proposals, (c) control or seek to control, or influence or seek to influence, the management, the Board or the policies of the Company, and (d) have any discussions or communications, or enter into any arrangements, understanding or agreements (whether written or oral), with, or advise, finance, assist or encourage, any other person in connection with any of the foregoing. Additionally, the KSA Investors and their affiliates agreed not to purchase any additional shares of the Company’s common stock through the Company’s 2011 annual meeting of stockholders.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding Mr. Khoshaba’s resignation is hereby incorporated by reference into this Item 5.02. Effective upon such resignation, the Board voted to decrease the size of the Board from 10 directors to nine directors.

Item 7.01.	Regulation FD Disclosure

On August 5, 2010, the Company issued a press release announcing the Company’s agreement to repurchase shares from the Sellers, the resignation of Mr. Khoshaba from the Board, and a $6.5 million increase to the Company’s June 2010 stock repurchase program to allow for the repurchase of the shares from the Sellers. After giving effect to the repurchase of shares from the Sellers and previous repurchases made under the June 2010 stock repurchase program, the Company will have repurchased approximately $15.7 million of its common stock under the program. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Purchase Agreement, dated August 5, 2010, among AEP Industries Inc., KSA Capital Management, LLC, Daniel D. Khoshaba and each of the other persons set forth on the signature pages thereto.

99.1	Press release, dated August 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: August 9, 2010	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

Exhibit List

Exhibit	Description
10.1	Purchase Agreement, dated August 5, 2010, among AEP Industries Inc., KSA Capital Management, LLC, Daniel D. Khoshaba and each of the other persons set forth on the signature pages thereto.

99.1	Press release, dated August 5, 2010.

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